Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-67190, 33-67192, 33-67194, 33-67196, 33-83718, 33-80751, 333-80509, 333-48498, 333-65206, 333-102223 and 333-102224) of Kadant Inc., of our reports dated February 13, 2004, with respect to the consolidated financial statements and schedule of Kadant Inc. included in the Annual Report (Form 10-K) for the year ended January 3, 2004.

/s/    Ernst & Young LLP

Boston, Massachusetts

March 12, 2004